Exhibit 99.1

BRE Properties Announces Annual Meeting Dates

          SAN FRANCISCO, March 13 /PRNewswire-FirstCall/ -- BRE Properties, Inc., (NYSE: BRE) today announced that its 37th Annual Meeting of Shareholders will be held on Thursday, May 17, 2007. Proxy statements, Annual Reports to Shareholders, voting materials and meeting information will be mailed commencing on or about March 26, 2007, to shareholders of record as of March 15, 2007. The meeting will be held at a new BRE community, The Stuart at Sierra Madre Villa, 3360 E. Foothill Blvd., Pasadena, CA 91107.

          About BRE Properties

          BRE Properties -- a real estate investment trust -- develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 81 apartment communities totaling 22,680 units in California, Washington and Arizona. The company currently also has nine other properties in various stages of development and construction, totaling 2,194 units, and joint venture interests in nine additional apartment communities, totaling 2,672 units. As of 12/31/06.

SOURCE  BRE Properties, Inc.
          -0-                                        03/13/2007
          /CONTACT:  investors, Edward F. Lange, Jr., +1-415-445-6559, or media, Thomas E. Mierzwinski, +1-415-445-6525/
          /Web site:  http://www.breproperties.com/
          (BRE)